SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

OAKMONT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-51423	20-2679740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Bloomfield Hills Parkway, Suite 240, Bloomfield Hills, Michigan 48304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 594-0693

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K filed on May 4, 2006 and is being filed to correct certain technical errors.

Item 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On May 3, 2006, Goldstein Golub Kessler LLP (“GGK”) was dismissed as the independent accountant for Oakmont Acquisition Corp. (the “Corporation”) and simultaneously Freedman & Goldberg, P.C. was appointed as the independent accountant for (the “Corporation”).

The decision to change independent accountants was approved by the Board of Directors of the Corporation on May 1, 2006 and did not result from any dissatisfaction with the quality of professional services rendered by GGK.

GGK’s report on the Corporation’s financial statements for the fiscal year ended December 31, 2005 did not contain an adverse report or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2005 and the subsequent interim period, there were no disagreements with GGK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

During the fiscal year ended December 31, 2005 and the subsequent interim period, there were no “reportable events” with respect to the Corporation as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2005, and the subsequent interim period, the Corporation did not consult with Freedman & Goldberg with respect to the Corporation regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Corporation provided a copy of the foregoing disclosures to GGK prior to the date of the filing of this report and requested that GGK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 16.1 Letter of GGK, dated May 4, 2006, regarding change in certifying accountant of Oakmont Acquisition Corp. (previously filed on May 4, 2006 as Exhibit 16.1 to the original Current Report on Form 8-K).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKMONT ACQUISITION CORP.
a Delaware corporation
(Registrant)

Date: May 5, 2006	By:	/s/ Michael C. Azar
Michael C. Azar
President (Principal Executive Officer) of Oakmont Acquisition Corp.

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